Exhibit 99.1

NEWS RELEASE

KLX ENERGY SERVICES AND QUINTANA ENERGY SERVICES

COMPLETE MERGER

•	Creates industry-leading, asset-light product and service offerings present in all major U.S. onshore oil and gas basins to serve its blue-chip customers

•	Adds one of the largest independent providers of directional drilling services and establishes one of the largest U.S. wireline fleets

•	Estimated annualized cost synergies of at least $40 million by the second quarter of 2021

•	Expected to be accretive to free cash flow per share

•	Positions the combined company to pursue additional value-creating consolidation opportunities within the oilfield service industry

Houston, Texas – July 28, 2020 – KLX Energy Services Holdings, Inc. (“KLXE” or the “Company”) (NASDAQ: KLXE) and Quintana Energy Services, Inc. (“QES”) (NYSE: QES) have successfully completed the all-stock merger transaction that was announced on May 3, 2020. The combined company will continue under the name KLX Energy Services Holdings, Inc.

In conjunction with the closing of the merger, QES shares ceased trading on the New York Stock Exchange prior to the market open on July 28, 2020, and KLXE remains listed on the Nasdaq Global Select Market under the symbol “KLXE.” At the time of the closing, the holders of QES received 0.0969 shares of KLXE common stock in exchange for each share of QES common stock held. On July 26, 2020, the Company’s Board of Directors approved a 1 for 5 reverse stock split to stockholders that became effective at 12:01 a.m. on July 28, 2020. KLXE and QES stockholders own approximately 59% and 41%, respectively, of the equity of the combined company on a fully-diluted basis. The closing follows approval of the merger transaction by both KLXE and QES stockholders at stockholder meetings held on July 24, 2020.

“We are pleased to complete the previously announced merger of KLX Energy Services and Quintana Energy Services, bringing together two companies with tremendous strengths and capabilities that make us uniquely equipped to support our blue-chip customers during this unprecedented time,” said Christopher J. Baker, President and CEO of the combined company. “As a premier provider of completion, production and intervention, and drilling solutions, KLXE will continue to focus on operational excellence across its broad product and service offerings as it supports and expands its portfolio of proprietary technologies that provide a competitive advantage. Looking ahead, the Company expects to pursue strategic, accretive consolidation opportunities that further strengthen the Company’s competitive positioning and capital structure, drive efficiencies, accelerate growth, and create long-term stockholder value.”

Tom McCaffrey, former President and CEO of KLXE and a continuing KLXE Board member, said, “This transaction culminates an accelerated yet extensive process by the management and boards of both companies to enhance stockholder value. The company will be rationalizing two of the largest fleets of coiled tubing and wireline assets, which will dramatically reduce future capital spending and facilitate the pull-through of KLXE’s asset-light services. This transaction positions the Company to better weather the current storm and, ultimately, to grow on a significantly reduced capital expenditure budget. I look forward to chairing the Board’s Integration Committee to provide oversight of the integration and synergy realization plan, which is expected to generate at least $40 million in annualized cost savings within 12 months as management aligns common roles, processes and systems throughout each function and region in the Company. We are confident that KLXE will be on the leading edge of the recovery once our operations and support functions are fully integrated and aligned.”

Financial Synergies

Excluding the impact of the estimated $40 million of annualized cost synergies from the merger, the combined companies’ fiscal year 2019 pro forma revenues were more than $1 billion, and adjusted EBITDA was $106 million. Pro forma for the combination, KLXE has an improved liquidity and capital structure with approximately $117 million of cash1 and an undrawn $100 million revolving credit facility, of which approximately $95 million was available1. The merger is expected to be significantly accretive to free cash flow per share. Importantly, the combined company has a strong balance sheet to support critical ongoing business initiatives as well as the pursuit of additional value-creating consolidation opportunities within the oilfield service industry.

Operational Synergies

The combined organization has a highly talented workforce with a commitment to safety, performance, customer satisfaction, and profitability. Complementary to being the foremost U.S. provider of large diameter coiled tubing services, the Company also offers an industry-leading portfolio of asset-light products and services to its blue-chip customers across all major onshore oil and gas basins in the United States. The Company is now able to streamline operational support and technology advancements across a broader suite of service offerings. Finally, through its increased scale and product and service offerings designed to meet the needs of customers throughout the lifecycle of the well, KLXE is expected to generate cross-selling opportunities that allow for an increased share of customer spend.

Leadership and Structure

KLXE will operate under the executive leadership of QES’s legacy management team, including Christopher J. Baker, President and Chief Executive Officer, and Keefer M. Lehner, EVP and Chief Financial Officer. The Board of Directors is comprised of nine directors, with five legacy KLXE directors and four legacy QES directors. John Collins, current Chairman of the Board of KLXE, will continue to serve as Chairman, and Tom McCaffrey, former President and CEO of KLXE, will continue to serve on the Board and as chair of its Integration Committee. Additional leadership biographies will be available on the Company’s website, www.klxenergy.com. KLXE’s corporate headquarters is now located in Houston, Texas.

1 Cash balance is presented based on respective Q1 2020 quarter end for KLXE (April 30, 2020) and QES (March 31, 2020), net of the repayment of the QES credit facility, and availability is also presented based on the respective Q1 2020 quarter end for KLXE and QES adjusted for the repayment of the QES credit facility.

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Additional Resources

For more information on the combination, please view the initial announcement and presentation here:

Announcement:

https://investor.klxenergy.com/news-releases/news-release-details/klx-energy-services-and-quintana-energy-services-combine-all

Presentation:

https://investor.klxenergy.com/static-files/6014c6f9-5bdc-44dc-b81b-bb92b8b08d36

Advisors

Goldman Sachs & Co. LLC served as exclusive financial advisor to KLXE and Freshfields Bruckhaus Deringer US LLP served as legal counsel.

Tudor, Pickering, Holt & Co. served as exclusive financial advisor to QES and Skadden, Arps, Slate, Meagher, & Flom LLP served as legal counsel.

About KLX Energy Services

KLX Energy Services is a leading US onshore provider of mission critical oilfield services focused on completion, production and intervention, and drilling activities for the most technically demanding wells. KLX Energy Services’ experienced and technically skilled personnel are supported by a broad portfolio of specialized tools and equipment, including innovative proprietary tools developed by KLXE’s in-house R&D team. KLX Energy Services supports its broad customer base on a 24/7 basis from over 50 service facilities located throughout the major onshore oil and gas producing regions of the United States. More information is available at www.klxenergy.com.

Contacts:

Keefer M. Lehner, EVP & Chief Financial Officer

832-930-8066

IR@KLXEnergy,com

Dennard Lascar Investor Relations

Ken Dennard / Natalie Hairston

713-529-6600

KLXE@dennardlascar.com

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. Such forward-looking statements, including those regarding the transaction between KLXE and QES, involve risks and uncertainties. The combined company’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the ability of KLXE to achieve the benefits anticipated from the business combination; (2) litigation relating to the transaction; (3) risks that the transaction disrupts the current plans and operations of KLXE; (4) the ability of KLXE to retain and hire key personnel; (5) competitive responses to the transaction; (6) unexpected costs, charges or expenses resulting from the transaction; (7) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (8) the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; and (9) legislative, regulatory and economic developments. Other factors that might cause such a difference include those discussed in KLXE’s filings with the SEC, which include its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in the joint proxy statement/prospectus included in the registration statement on Form S-4 filed in connection with the transaction. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in KLXE’s and QES’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, KLXE undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes “Adjusted EBITDA.” Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies.

Adjusted EBITDA is not a measure of net income or cash flows as determined by GAAP. We define Adjusted EBITDA as net income (loss) plus income taxes, net interest expense, depreciation and amortization, impairment charges, net (gain) loss on disposition of assets, stock based compensation, transaction expenses, rebranding expenses, settlement expenses, severance expenses, restructuring expenses, impairment expenses and equipment stand-up expense.

We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The presentation of Adjusted EBITDA in this press release should not be construed as an inference that future results will be unaffected by unusual or non-recurring items.

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